UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2008

THE DUN & BRADSTREET CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15967	22-3725387
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

103 JFK Parkway, Short Hills, NJ	07078
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 921-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Page
Item 8.01 Other Events	1

SIGNATURES	2

PURPOSE OF FILING

The purpose of this filing is to report that two of our Section 16 reporting persons have entered into a pre-arranged trading plan established in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934 and on terms consistent with our Executive Stock Ownership Guidelines.

Item 8.01	Other Events.

10b5-1 Trading Plans

On May 21, 2008, James P. Burke, our President, U.S. Customer Segments, entered into a pre-arranged trading plan established in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934 and on terms consistent with our Executive Stock Ownership Guidelines. In accordance with our Executive Stock Ownership Guidelines, Mr. Burke is required, among other things, to maintain a minimum level of stock ownership equal in value to four times his annual salary. Pursuant to Mr. Burke’s trading plan, in June 2008 he intends to sell an aggregate of 14,275 shares of our common stock upon the exercise of stock options currently held by him, representing approximately 17% of Mr. Burke’s current equity holdings. Excluding these shares to be sold by Mr. Burke, he continues to hold as of the date of this filing 2,324 shares of our common stock, 23,142 shares of restricted stock and options to purchase 41,950 shares of common stock.

On May 22, 2008, Steven W. Alesio, our Chairman and Chief Executive Officer, entered into a pre-arranged trading plan established in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934 and on terms consistent with our Executive Stock Ownership Guidelines. In accordance with our Executive Stock Ownership Guidelines, Mr. Alesio is required, among other things, to maintain a minimum level of stock ownership equal in value to six times his annual salary. Pursuant to Mr. Alesio’s trading plan, he intends to sell an aggregate of 160,000 shares of our common stock upon the exercise of stock options currently held by him, representing approximately 16% of Mr. Alesio’s current equity holdings. Under the terms of his plan, Mr. Alesio expects to sell 35,000 of such shares in June 2008 with the remainder of sales expected to occur in July and August 2008. Excluding these shares to be sold by Mr. Alesio, he continues to hold as of the date of this filing 88,992 shares of our common stock, 59,464 shares of restricted stock and options to purchase 670,850 shares of common stock, the majority of which are vested.

Additional details regarding our Executive Stock Ownership Guidelines as they apply to our executive officers and other members of senior management can be found in our Proxy Statement filed with the U.S. Securities and Exchange Commission, or SEC, on March 24, 2008 and in future filings with the SEC. A Statement of Changes in Beneficial Ownership of Securities on Form 4 will be filed with the SEC as required in connection with transactions completed under each of the above trading plans, and all shares will be sold in the open market at prevailing market prices.

Similar trading plans may be adopted by our officers or directors in the future. We do not undertake to report Rule 10b5-1 plans that may be adopted by any of our officers or directors in the future, or to report any modifications or termination of any publicly announced plan, except to the extent required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Dun & Bradstreet Corporation

By:	/s/ Jeffrey S. Hurwitz
Jeffrey S. Hurwitz Senior Vice President, General Counsel and Corporate Secretary

DATE: May 27, 2008